UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 5, 2015, Provectus Biopharmaceuticals, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that researchers from Moffitt Cancer Center in Tampa, Florida, presented a poster titled, “Intralesional Rose Bengal in Melanoma Elicits Tumor Immunity via High Mobility Group Box 1,” at the Society for Immunotherapy of Cancer 30th Anniversary Annual Meeting in National Harbor, Maryland. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company is holding its 2015 third quarter business update conference call at 5 pm Eastern Standard Time today to provide a business update on PV-10 and PH-10 to the investment community and answer questions from investors. A digital replay will be available by telephone approximately two hours after the completion of the call until January 31, 2016 and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #13623105. A webcast is also available during and after the call until February 5, 2016 at www.investorcalendar.com/event/174450. A full copy of the transcript will be available on the Company’s website within 24 hours of the conference call.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2015

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 5, 2015